UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        May 10, 2017

USA TRUCK, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-35740	71-0556971
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Industrial Park Road
Van Buren, Arkansas	72956
(Address of Principal Executive Offices)	(Zip Code)

(479) 471-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 10, 2017 (the “Grant Date”), the Executive Compensation Committee (the “Committee”) of the Board of Directors of USA Truck, Inc. (the “Company”) approved certain details with respect to the Company’s long-term incentive plan for 2017 (the “2017 LTIP”), including (i) adopting certain levels of return on invested capital as the performance goal, (ii) setting a performance period of April 1, 2017 through December 31, 2019 (the “Performance Period”), and (iii) determining that awards under the LTIP will be 70% in the form of equity and 30% in the form of cash. As we have previously disclosed, James Reed, Chief Executive Officer and President, James “Jim” Craig, Executive Vice President and Chief Commercial Officer and President – USAT Logistics, Jason Bates, Executive Vice President and Chief Financial Officer, and Werner Hugo, who was recently appointed Senior Vice President, Trucking Operations, are each eligible to receive awards under the 2017 LTIP. Under the 2017 LTIP, (i) Mr. Reed is eligible to earn shares of the Company’s common stock and cash equal to up to 150% of his base salary on the Grant Date (with a target of 100%), with the cash component adjusted for changes in the Company's stock price between the Grant Date and the conclusion of the Performance Period, (ii) Mr. Craig is eligible to earn shares of the Company’s common stock and cash equal to up to 125% of his base salary on the Grant Date (with a target of 75%), with the cash component adjusted for changes in the Company’s stock price between the Grant Date and the conclusion of the Performance Period, (iii) Mr. Bates is eligible to earn shares of the Company’s common stock and cash equal to up to 100% of his base salary on the Grant Date (with a target of 60%), with the cash component adjusted for changes in the Company’s stock price between the Grant Date and the conclusion of the Performance Period, and (iv) effective on his start date, Mr. Hugo will be eligible to earn shares of the Company’s common stock and cash equal to up to 100% of his base salary on his start date (with a target of 60%), with the cash component adjusted for changes in the Company's stock price between his start date and the conclusion of the Performance Period. On the Grant Date, the Committee granted restricted stock at target under the 2017 LTIP to Messrs. Reed, Craig, and Bates. Mr. Hugo will receive restricted stock at target under the 2017 LTIP on his start date.

Item 5.07       Submission of Matters to a Vote of Security Holders

On May 10, 2017, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). The following are the proposals voted upon at the Annual Meeting and the final results on the votes of such proposals. The proposals are described in detail in the Company’s amended and restated proxy statement filed with the Securities and Exchange Commission on April 7, 2017.

Proposal 1. Election of Class I Directors. The Board of Directors nominated two nominees to stand for election at the 2017 Annual Meeting and each of the nominees was elected to serve a term expiring at the 2020 Annual Meeting by the following vote:

	Votes	Votes
Nominee	For	Withheld
Maj. Gen. (Ret.) Barbara J. Faulkenberry	4,720,221	258,178
M. Susan Chambers	4,720,190	258,209

Proposal 2. Advisory approval of the Company’s executive compensation. This proposal was approved by the following vote:

Votes	Votes
For	Against	Abstentions
4,911,087	53,614	13,698

Proposal 3. Advisory and non-binding vote on frequency of future advisory votes on the Company’s executive compensation. A majority of stockholder’s voted for “1 Year” by the following vote:

1 Year	2 Years	3 Years	Abstentions
4,060,747	69,320	832,802	15,530

The Company’s Board of Directors considered the results of the non-binding, advisory vote on the frequency of votes on executive compensation and determined that it would hold future non-binding, advisory votes each year until the next stockholder non-binding, advisory vote on the frequency of these votes.

Proposal 4. Renewal of the material terms of the performance-based goals under the USA Truck, Inc. 2014 Omnibus Incentive Plan (the “Incentive Plan”) to allow certain grants and awards to continue to qualify as performance-based compensation under Internal Revenue Code Section 162(m). This proposal was approved by the following vote:

Votes	Votes
For	Against	Abstentions
4,901,089	63,275	14,035

Proposal 5. Approval of the first amendment to the Incentive Plan. This proposal was approved by the following vote:

Votes	Votes
For	Against	Abstentions
4,894,749	69,615	14,035

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Truck, Inc.
(Registrant)

Date:	May 16, 2017	/s/ James D. Reed
James D. Reed
President and Chief Executive Officer